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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement of Launch Media, Inc. on Form S-8 of our report dated January 25, 2000, on our audits of the consolidated financial statements of Launch Media, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in the Company's Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Woodland Hills, California
August 22, 2000